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                                                                   Exhibit d(iv)
                             SUB-ADVISORY AGREEMENT

                         SMALL COMPANY STOCK-VALUE FUND
                         (A SERIES OF CIGNA FUNDS GROUP)

      This SUB-ADVISORY AGREEMENT (the "Agreement") is entered into effective as of the 7th day of December, 1999 by and between BERGER LLC, a Nevada limited liability company ("Berger") and PERKINS, WOLF, MCDONNELL & COMPANY, a Delaware corporation ("PWM").

      WHEREAS, Berger has entered into a Sub-Advisory Agreement (the "Sub-Advisory Agreement") with CIGNA Investments, Inc. ("CIGNA") pursuant to which Berger will act as Sub-Advisor to the CIGNA Funds Group, a Massachusetts business trust (the "Trust") and an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to the Small Company Stock-Value Fund, a series of the Trust (the "Fund").

      WHEREAS, PWM is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

      WHEREAS, Berger desires to retain PWM to furnish investment advisory services with respect to the Fund, and PWM is willing to furnish such services;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.  DUTIES  OF  PWM.   Berger  hereby  engages  the  services  of  PWM  as
          ---------------
subadviser in furtherance of the Advisory Agreement. PWM agrees to perform the following duties, subject to the oversight of Berger and to the overall control of the officers and the Board of Trustees (the "Trustees") of the Trust:

      (a) PWM  shall  manage  the  investment  operations  of the  Fund  and the composition of its investment portfolio, shall determine without prior consultation with the Trust or Berger, what securities and other assets of the Fund will be acquired, held, disposed of or loaned, and shall direct Berger with respect to the execution of trades in connection with such determinations, in conformity with the investment objectives, policies and restrictions and the other statements concerning the Fund in the Trust's trust instrument, as amended from time to time (the "Trust Instrument"), bylaws and registration statements under the 1940 Act and the Securities Act of 1933, as amended (the "1933 Act"), the Advisers Act, the rules thereunder and all other applicable federal and state laws and regulations, and the provisions of the Internal


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Revenue  Code of 1986,  as amended  (the  "Code"),  applicable  to the Fund as a regulated investment company;

      (b) PWM shall cause its officers to attend meetings and furnish oral or written reports, as the Trust or Berger may reasonably require, in order to keep Berger, the Trustees and appropriate officers of the Trust fully informed as to the condition of the investment portfolio of the Fund, the investment decisions of PWM, and the investment considerations which have given rise to those decisions;

      (c) PWM shall maintain all books and records required to be maintained by PWM pursuant to the 1940 Act, the Advisers Act, and the rules and regulations promulgated thereunder, as the same may be amended from time to time, with respect to transactions on behalf of the Fund, and shall furnish the Trustees and Berger with such periodic and special reports as the Trustees or Berger reasonably may request. PWM hereby agrees that all records which it maintains for the Fund or the Trust are the property of the Trust, agrees to permit the reasonable inspection thereof by the Trust or its designees and agrees to preserve for the periods prescribed under the 1940 Act and the Advisers Act any records which it maintains for the Trust and which are required to be maintained under the 1940 Act and the Advisers Act, and further agrees to surrender promptly to the Trust or its designees any records which it maintains for the Trust upon request by the Trust;

      (d) At such times as shall be reasonably requested by the Trustees or Berger, PWM shall provide the Trustees and Berger with economic, operational and investment data and reports, including without limitation all information and materials reasonably requested by or requested to be delivered to the Trustees of the Trust pursuant to Section 15(c) of the 1940 Act, and shall make available to the Trustees and Berger any economic, statistical and investment services normally available to similar investment company clients of PWM; and

      (e) PWM will provide to Berger for regulatory filings and other appropriate uses materially accurate and complete information relating to PWM as may reasonably be requested by Berger from time to time and, notwithstanding anything herein to the contrary, PWM shall be liable to Berger for all damages, costs and expenses, including without limitation reasonable attorneys' fees (hereinafter referred to collectively as "Damages"), incurred by Berger as a result of any material inaccuracies or omissions in such information provided by PWM to Berger; provided, however, that PWM shall not be liable to the extent that any Damages are based upon inaccuracies or omissions made in reliance upon information furnished to PWM by Berger.

      (f) PWM shall, on behalf of the Fund, exercise such voting rights, subscription rights, rights to consent to corporate action and any other rights pertaining to the Fund's assets that may be exercised, in accordance with any policy pertaining to the same that may be adopted or agreed to by the Trustees of the Trust, or, in the event that the Trust retains the right to

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exercise such voting and other  rights,  to furnish the Trust with advice as may reasonably be requested as to the manner in which such rights should be exercised;

      2. FURTHER OBLIGATIONS. In all matters relating to the performance of this
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Agreement, PWM shall act in conformity with the Trust's Trust Instrument, bylaws and currently effective registration statements under the 1940 Act and the 1933 Act and any amendments or supplements thereto (the "Registration Statements") and with the written policies, procedures and guidelines of the Fund, and written instructions and directions of the Trustees and Berger and shall comply with the requirements of the 1940 Act, the Advisers Act, the rules thereunder, and all other applicable federal and state laws and regulations. Berger agrees to provide to PWM copies of the Trust's Trust Instrument, bylaws, Registration Statement, written policies, procedures and guidelines and written instructions and directions of the Trustees and Berger, and any amendments or supplements to any of them at, or, if practicable, before the time such materials become effective.

         3.    OBLIGATIONS  OF  BERGER.   Berger   shall   have   the  following
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obligations under this Agreement:

      (a) To keep PWM continuously and fully informed (or cause the custodian of the Fund's assets to keep PWM so informed) as to the composition of the investment portfolio of the Fund and the nature of all of the Fund's assets and liabilities from time to time;

      (b) To furnish PWM with a certified copy of any financial statement or report prepared for the Fund by certified or independent public accountants and with copies of any financial statements or reports made to the Fund's shareholders or to any governmental body or securities exchange;

      (c) To furnish PWM with any further materials or information which PWM may reasonably request to enable it to perform its function under this Agreement; and

      (d) To compensate PWM for its services in accordance with the provisions of Section 4 hereof.

         4.    COMPENSATION. Berger LLC shall pay to PWM for its services under
               ------------
this Agreement a fee, payable in United States dollars, at an annual rate of 0.25% of the average daily net asset value of the Fund. This fee shall be computed and accrued daily and payable monthly as of the last day of each month during which or part of which this Agreement is in effect. For the month during which this Agreement becomes effective and the month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.

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         5.    EXPENSES AND EXCLUDED EXPENSES. PWM shall  pay all  its own costs
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and expenses incurred in fulfilling its obligations under this Agreement.

         6.    REPRESENTATIONS OF PWM.  PWM  hereby  represents,  warrants   and
               ----------------------
covenants to Berger as follows:

      (a) PWM: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the legal and corporate authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify Berger of the occurrence of any event that would disqualify PWM from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise, and of the institution of any administrative, regulatory or judicial proceeding against PWM that could have a material adverse effect upon PWM's ability to fulfill its obligations under this Agreement.

      (b) PWM has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Berger with a copy of such code of ethics, together with evidence of its adoption. Within 45 days after the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice president of PWM shall certify to Berger that PWM has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of PWM's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of Berger, PWM shall permit Berger, its employees or its agents to examine the reports required to be made to PWM by Rule 17j-1(c)(1) and all other records relevant to PWM's code of ethics.

      (c) PWM has provided Berger with a copy of its Form ADV as most recently filed with the U.S. Securities and Exchange Commission ("SEC") and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to Berger.

      (d) PWM will notify Berger of any change in the identity or control of its shareholders owning a 10% or greater interest in PWM, or any change that would constitute a change in control of PWM under the 1940 Act, prior to any such change if PWM is aware, or should be aware, of any such change, but in any event as soon as any such change becomes known to PWM.

      7. REPRESENTATIONS OF BERGER.  Berger  hereby  represents,  warrants   and
         -------------------------
covenants to PWM as follows:

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      (a) Berger:  (i) is registered as an investment adviser under the Advisers
Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from fulfilling its obligations under this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization necessary to be met in order to fulfill its obligations under this Agreement; (iv) has the legal and corporate authority to enter into and perform this Agreement; and (v) will immediately notify PWM of the occurrence of any event that would disqualify Berger from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise, and of the institution of any administrative, regulatory or judicial proceeding against Berger that could have a material adverse effect upon Berger's ability to fulfill its obligations under this Agreement.

      (b) Berger has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act.

      (c) Berger has provided PWM with a copy of its Form ADV as most recently filed with the U.S. Securities and Exchange Commission ("SEC") and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to PWM.

      (d) Berger will notify PWM of any change in the identity or control of its shareholders owning a 10% or greater interest in Berger, or any change that would constitute a change in control of Berger under the 1940 Act, prior to any such change if Berger is aware, or should be aware, of any such change, but in any event as soon as any such change becomes known to Berger.

      8. TERM AND TERMINATION. This  Agreement  shall  become  effective   upon
         --------------------
its approval by the Trust's Board of Trustees and by the vote of a majority of the outstanding voting securities of the Fund. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as continuance is specifically approved at least annually in conformance with the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Fund (a) by the Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund, (b) by Berger at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the Sub-Adviser, or (c) by the Sub-Adviser at any time, without the payment of any penalty, on 90 days' written notice to Berger. This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Adviser's agreement with the Trust. As used in this Section 8, the terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be

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granted by the SEC under the 1940 Act.

      9. AMENDMENTS. This  Agreement  may  be  amended by  the parties  only  in
         ----------
a written instrument signed by the parties to this Agreement and only if such amendment is specifically approved (i) by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust or Berger, PWM or their affiliates, and (ii) if required by applicable law, by the affirmative vote of a majority of the outstanding voting securities of the Fund.

      10. LIMITATION ON PERSONAL LIABILITY. NOTICE  IS  HEREBY  GIVEN  that  the
          --------------------------------
Trust is a business trust organized under the Commonwealth of Massachusetts. All parties to this Agreement acknowledge and agree that the Trust is a series trust and all debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets held with respect to such series only, and not against the assets of the Trust generally or against the assets held with respect to any other series and further that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing.

      11. LIMITATION OF LIABILITY OF PWM. Berger  will  not seek  to  hold  PWM,
          ------------------------------
and PWM shall not be, liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission taken with respect to the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder and except to the extent otherwise provided by law. As used in this section, "PWM" shall include any affiliate of PWM performing services for the Fund contemplated hereunder and directors, officers and employees of PWM and such affiliates.

      12. ACTIVITIES OF PWM.  The services  of  PWM  hereunder  are  not  to  be
          -----------------
deemed to be exclusive, and PWM is free to render services to other parties, so long as its services under this Agreement are not materially adversely affected or otherwise impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of PWM to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature. It is understood that Trustees, officers and shareholders of the Trust are or may become interested in PWM as directors, officers and shareholders of PWM, that directors, officers, employees and shareholders of PWM are or may become similarly interested in the Trust, and that PWM may become interested in the Trust as a shareholder or otherwise.

      13. THIRD PARTY BENEFICIARY.   The  parties   expressly  acknowledge   and
          -----------------------
agree that the Trust is a third party beneficiary of this Agreement and that the Trust shall have the full right to sue upon and enforce this Agreement in accordance with its terms as if it were a signatory hereto.

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      14. NOTICES.  Any  notice or other  communication  required  to  be  given
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pursuant to this Agreement shall be deemed duly given if delivered personally or by overnight delivery service or mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by facsimile addressed to the parties at their respective addresses set forth below, or at such other address as shall be designated by any party in a written notice to the other party.

                  (a)      To Berger at:

                           Berger LLC
                           210 University Boulevard
                           Denver, Colorado  80206
                           Attention:  Dave Mertins
                           Phone:  (303) 329-0200
                           Fax:  (303) 394-4397

                           with a copy to:

                           Berger LLC
                           210 University Boulevard
                           Denver, Colorado  80206
                           Attention:  Anthony Bosch
                           Phone:  (303) 329-4568
                           Fax:  (303) 394-4397

                  (b)      To PWM at:

                           Perkins, Wolf, McDonnell & Company
                           53 W. Jackson Boulevard
                           Suite 722
                           Chicago, Illinois  60604
                           Attention:  President
                           Phone:  (312) 922-0355
                           Fax:  (312) 922-0418

                           with a copy to:

                           Leslie J. Parrette, Jr., Esq.
                           Blackwell Sanders Peper Martin L.L.P.
                           2300 Main Street, Suite 1100
                           Kansas City, Missouri  64108
                           Phone:  (816) 274-6800
                           Fax:  (816) 274-6914

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                  (c)      To the Trust at:

                           c/o CIGNA Corporation
                           900 Cottage Grove Road
                           Hartford, CT 06152-2115
                           S-115
                           Attention:  Global Client Relations


      15. CERTAIN DEFINITIONS.  As  used  in  this  Agreement, the  terms  "vote
          -------------------
of a majority of the outstanding voting securities," "assignment," "approved at least annually," and "interested persons" shall have the respective meanings specified in the 1940 Act, as now in effect or hereafter amended, and the rules and regulations thereunder, subject to such orders, exemptions and interpretations as may be issued by the SEC under the 1940 Act and as may be then in effect. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, order, interpretation or other authority of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order, interpretation or other authority.

      16. GOVERNING LAW.  This  Agreement  shall   be  construed  in  accordance
          -------------
with the laws of the State of Colorado (without giving effect to the conflicts of laws principles thereof) and the 1940 Act. To the extent that the applicable laws of the State of Colorado conflict with the applicable provisions of the 1940 Act, the latter shall control.

      17. MISCELLANEOUS.  The  headings  in  this  Agreement  are  included  for
          -------------
convenience of reference only and in no way define or limit any of the provisions thereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

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      18. COUNTERPARTS.  This  Agreement  may  be  executed  in   two  or   more
          ------------
counterparts, each of which shall be deemed an originally, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers designated below as of the day and year first above written.

                                          BERGER LLC


                                               /s/ Jack R. Thomspon
                                          By:________________________________
                                               Jack R. Thompson
                                               President


                                           PERKINS, WOLF, MCDONNELL & COMPANY


                                                /s/ Gregory E. Wolf
                                           By:________________________________
                                                Gregory E. Wolf
                                                Treasurer